UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Maiden Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	98-0570192

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

131 Front Street, 2nd Floor
Hamilton HM12 Bermuda
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Maiden Holdings, Ltd. 7.25% Mandatory Convertible Preference Shares, Series B	The NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-181408

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of the Series B Mandatory Convertible Preference Shares” in the Registrant’s Prospectus Supplement, dated September 25, 2013, to the Prospectus, dated May 30, 2012, which constitutes a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-181408), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Memorandum of Association of Maiden Holdings, Ltd. (Incorporated by reference to the filing of such exhibit with the Registrant’s Registration Statement on Form S-8 filed with the SEC on May 18, 2010 (File No. 333-166934)).

3.2	Bye-laws of Maiden Holdings, Ltd. (Incorporated by reference to the filing of such exhibit with the Registrant’s Registration Statement on Form S-1 initially filed with the SEC on September 17, 2007, subsequently amended and declared effective May 6, 2008 (File No. 333-146137)).

3.3	Certificate of Designations of 7.25% Mandatory Convertible Preference Shares, Series B (Incorporated by reference to the Current Report on Form 8-K of Maiden Holdings, Ltd. (File No. 001-34042), as filed with the SEC on October 1, 2013).

4.1	Specimen 7.25% Mandatory Convertible Preference Shares, Series B, share certificate (Incorporated by reference to the Current Report on Form 8-K of Maiden Holdings, Ltd. (File No. 001-34042), as filed with the SEC on October 1, 2013).

2

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 1, 2013

Maiden Holdings, Ltd.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

3